Exhibit  99.1          Press  Release

WEDNESDAY  MAY  2,  2:17  PM  EASTERN  TIME

PRESS  RELEASE

SMALL  TOWN  RADIO  INC.,  WORLDWIDE  PETROMOLY  UPDATE  MERGER  SCHEDULE

UNVEIL  STRATEGY  FOR  EXPANSION

HOUSTON--(BUSINESS  WIRE)--May  2,  2001--Worldwide PetroMoly Inc. (OTCBB:MOLY -
                                                                          ----
news; the Company) today announced that it is proceeding with its plans to merge
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with  Small  Town Radio Inc. (STRI). The merger, which was announced last month, is expected to close before the end of May. "We have been working diligently to prepare all of the necessary documents and are moving forward," says Lance J. Rosmarin, president of Worldwide PetroMoly. "The closing conditions still include the receipt of appropriate financing, a fairness opinion, and other standard closing requirements of an acquisition of this size and nature." Small Town Radio Inc. is a development-stage enterprise based in Atlanta, which intends to acquire, integrate and operate a number of radio stations, primarily in smaller, non-rated markets in the Southeast. The Company has been in the business of manufacturing, marketing and distributing lubricants for use in engines.
The Small Town Radio Inc. (STRI) business strategy is to secure through acquisition a significant number of radio stations in our target markets, generally smaller, less populated areas near, but not in, mid-sized and larger markets. STRI intends initially to acquire radio stations in rural sections of South Georgia, and then expand into additional, geographically contiguous markets in the Southeast such as Alabama and South Carolina. STR believes that a network of stations in contiguous broadcast areas with two or three common programming formats will provide an advertising and listener base of significant size. It expects to operate its studio facilities from Atlanta utilizing digital transmission technology to provide high-quality programming, including local content, to its stations across the Southeast.
Small Town Radio Inc. announced that it has retained Attkisson, Carter & Akers, a broker/dealer based in Atlanta to manage the financing associated with the merger. "We are pleased that Attkisson is willing to manage this process for us and hope to have a continuing relationship after the merger," said Robin Vail, CFO for STRI.
This  news release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Words such as "intends," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. While the parties continue to work diligently to close this transaction, there is no guarantee that they will be able to consummate the merger. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include the long-term market demand for lubricant additives and related products; the direct marketing effectiveness of automotive products; competition; the failure of the merger to close; the inability of STRI to acquire radio stations at an attractive price; the inability of STRI to obtain financing for the acquisition of radio stations; the reliability and availability of new technology in the radio station industry; financial, operational and other business problems associated with the acquisition of a number of radio stations in a short period of time; general and industry-specific economic conditions. The Company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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Contact:
     Small  Town  Radio  Inc.
     Robin  Vail,  678/762-3295
     or
     Worldwide  PetroMoly  Inc.
     Lance  Rosmarin,  713/892-5823
     or
     Attkisson,  Carter  &  Akers
     Tim  Terry,  404/364-2070


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